POWER OF ATTORNEY With respect to holdings of, and transactions in, securities issued by Hertz Global Holdings, Inc. (the “Company”), the undersigned hereby constitutes and appoints Adrian S. Nasr, Matthew C. Potalivo, and Christopher M. Murphy, or either of them signing singly, with full power of substitution and re-substitution, to act as the undersigned’s true and lawful attorney-in-fact to: 1. prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the United States Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain and/or regenerate codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Act”), or any rule or regulation of the SEC, including EDGAR access; 2. execute for and on behalf of the undersigned, Forms 3, 4 and 5 in accordance with Section 16 of the Act and the rules thereunder; 3. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC; and 4. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion. The attorneys-in-fact shall act pursuant to the requirements set forth in the EDGAR Filer Manual, Volume I, as may be amended from time to time, and any other applicable SEC guidance regarding authentication and authority for Form ID-related filings made by proxy. The undersigned confirms that all Form ID filings executed on the undersigned’s behalf shall conform to these requirements. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and re-substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. Notwithstanding anything herein to the contrary, any substitution or re-substitution of attorneys-in-fact pursuant to the powers granted hereby may only be made in favor of an officer or employee of the Company who, in the reasonable judgment of the acting attorney-in-fact, is qualified and appropriate to serve in such capacity for the purposes described above. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Act. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect pursuant to the undersigned’s holdings of, and transactions in, securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys- in-fact. Docusign Envelope ID: 8FAED13B-F32F-4E35-81D2-680DC291A68B

From and after the date hereof, any Power of Attorney previously granted by the undersigned concerning the subject matter hereof is hereby revoked. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of September 30, 2025. _____________________ Evangeline Vougessis Docusign Envelope ID: 8FAED13B-F32F-4E35-81D2-680DC291A68B